CONVERSION AGREEMENT

THIS CONVERSION AGREEMENT (this "Agreement") is executed as of **January 15, 2021** (the "Effective Date") by and between iQSTEL INC., a Nevada corporation ("IQST") and **Juan Carlos Lopez**, an individual that holds shares of common stock in IQST (the "Shareholder").

WHEREAS, IQST has created an authorized class of one million and two hundred thousand (1,200,000) shares of preferred stock, the features of which may be designated from time to time by the Board of Directors of IQST;

WHEREAS, the Board of Directors of IQST has designated a series of preferred stock, known as "Series B Preferred Stock," with the features contained in the Certificate of Designation filed with the State of Nevada and attached hereto as Exhibit A.

WHEREAS, the Shareholder owns **Three Million Five Hundred Thousand (3,500,000)** shares of common stock in IQST and, due to the features present in the Series B Preferred Stock, desires to convert those shares into shares of Series B Preferred Stock;

WHEREAS, IQST desires that the Shareholder convert the shares of common stock into shares of Series B Preferred Stock due to a lack of available common stock available for future issuances in connection with note conversions and potential future issuances and as a means to lock-up the shares of common stock from trading and to establish a leak-out agreement upon any future conversions back to common stock;

NOW THEREFORE, in exchange for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, IQST and the Shareholder agree as follows:

1. Conversion. As of the Effective Date, the Shareholder hereby elects to exchange **Three Million Five Hundred Thousand (3,500,000)** shares of common stock in IQST into **Three Thousand Five Hundred (3,500)** shares of Series B Preferred Stock.

2. Representations, Warranties and Covenants.

a. IQST hereby makes the following representations, warranties and covenants in favor of the Shareholder:

i. Authority. IQST has full power and authority to enter into this Agreement, and this Agreement, when executed and delivered, will constitute a valid and legally binding obligation of IQST.

b. The Shareholder hereby makes the following representations, warranties and covenants in favor of IQST:

i. Title to Common Stock. The Shareholder is the owner of record of the common stock represented in this Agreement and owns such free and clear of all liens, claims and encumbrances. The Shareholder has not transferred the common stock represented in this Agreement to any other party.

ii. Authority. The Shareholder has full power and authority to enter into this Agreement, and this Agreement, when executed and delivered, will constitute a valid and legally binding obligation of the Shareholder.

iii. Purchase Entirely for Own Account. The Shareholder hereby confirms that the preferred stock to be exchanged for the common stock is being and will be acquired for investment for

Shareholder's own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof, and that neither the Shareholder nor any of its officers, members, managers or representatives with the authority, responsibility or power to make a decision with regard to the purchase or sale of the preferred stock or any portion thereof (collectively, such "Shareholder Representatives") has any present intention of selling, granting any participation in or otherwise distributing the same. The Shareholder and Shareholder Representatives are familiar with the phrase "acquired for investment and not with a view to distribution" as it relates to the Securities Act of 1933, as amended (the "Securities Act") and state securities laws and the special meaning given to such term by the Securities and Exchange Commission (the "SEC"). By executing this Agreement, the Shareholder further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the common stock represented in this Agreement.

iv. Receipt of Information. Shareholder and Shareholder Representatives have received all the information they consider necessary or appropriate for deciding whether to acquire the preferred stock. The Shareholder further represents that it and Shareholder Representatives have had an opportunity to ask questions and receive answers from IQST regarding the terms and conditions of the offering of the preferred stock and the business, properties, prospects and financial condition of IQST and to obtain additional information necessary to verify the accuracy of any information furnished to Shareholder or Shareholder Representatives or to which Shareholder or Shareholder Representatives had access. Neither Shareholder nor any Shareholder Representatives has received, or is relying upon, any representations, written or oral, from IQST, or its officers, directors, employees, attorneys or agents. The Shareholder further represents and affirms that none of the following information has ever been represented, guaranteed or warranted to Shareholder or any of its officers, members, managers or representatives, expressly or by implication, by any person: (1) the approximate or exact length of time that Shareholder will be required to remain a shareholder of IQST, (2) the percentage of profit and/or amount of or type of consideration, profit or loss to be realized, if any, as a result of an investment in IQST; or (3) the possibility that the past performance or experience on the part of IQST or any affiliate, officer, director, employee or agent of IQST, might in any way indicate or predict the results of ownership of the preferred stock or the potential success of IQST's operations.

v. Investment Experience. The Shareholder represents that it and Shareholder Representatives are experienced in evaluating and investment in private placement transactions of securities of companies in a similar stage of development as IQST and acknowledges that Shareholder can bear the economic risk of Shareholder's investment and that Shareholder Representatives have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of the investment in the preferred stock.

vi. Accredited Investor. The Shareholder is an Accredited Investor, as such term is defined in Regulation D promulgated under the Securities Act.

vii. Restricted Securities. The Shareholder and each of Shareholder Representatives understands that neither the preferred stock nor any portion thereof may be sold, transferred or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the preferred stock or an available exemption from registration under the Securities Act, preferred stock must be held indefinitely.

viii. Legends. To the extent applicable, each certificate or other document evidencing any of the preferred stock shall be endorsed with the legends substantially in the form set forth below:

> THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER

SUCH ACT, OR UNLESS iQSTEL INC. (THE "COMPANY") HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

3. Governing Law. The validity, construction and interpretation of this Agreement shall be governed by the laws of the State of Nevada. Any dispute arising from or related to this Agreement shall be litigated in the state or federal courts sitting in Clark County, Nevada. The prevailing party shall be entitled to recover the actual attorneys' fees and costs incurred in connection with that litigation.

4. Further Actions. The parties agree to take such further action and execute such additional documents as may be necessary to implement the terms and conditions of this Agreement.

5. No Oral Modifications. No supplement, modification, waiver, or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby.

6. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties, their representatives, heirs, estates, parent and subsidiary entities, members, managers, shareholders, principals, affiliates, successors, officers, directors, partners, administrators, trustees, receivers, agents, employees, executors, assigns, and all other persons and entities that could in any way have legal responsibility for, or claim any rights through, any of them.

7. Authority. Each of the parties represents and warrants to all the other parties that the person signing this document on its behalf is duly authorized to execute this Agreement on its behalf.

8. Severability. If any term of provision of this Agreement or any application thereof shall be held invalid or unenforceable, the remainder of this Agreement and any other application of such term or provision shall not be affected thereby.

9. Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof, and may not be changed or modified except by an agreement in writing signed by the parties hereto.

10. Interpretation. All provisions of this Agreement shall be interpreted according to their fair meaning and shall not be strictly construed against any party.

11. Counterparts; Facsimile Signature. This Agreement may be executed in one or more counterparts, each of which shall be an original, but all of which, taken together, shall constitute one agreement. An original signature or copy thereof transmitted by facsimile shall constitute an original signature for purposes of this Agreement.

iQSTEL Inc.

By: Leandro Iglesias, CEO

By Juan Carlos Lopez, Individual